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Exhibit 99.1

June  28, 2006.

MAYFAIR MINING & MINERALS, INC. ACQUIRES 100% OF UNION PROSPECTION MINIERE, MADAGASCAR.

MAYFAIR MINING & MINERALS, INC. (MFMM - OTCBB, M1M - Frankfurt) is pleased to announce that it has acquired the remaining 49% of the outstanding shares of Union Prospection Miniere (UPM), a Madagascan private limited company in a share transaction with the remaining shareholders, who are residents of Madagascar. In essence, these shareholders now become shareholders in Mayfair Mining & Minerals, Inc., and they have now committed to work with the company to expand Mayfair's business activities in the sapphire mining and gemstone industry, in Madagascar.

The total consideration for the remaining 49% holding in UPM is 490,000 restricted common shares of Mayfair, which is in addition to the US $640,000 cash transaction announced April 7, 2006 with Sapphire Fields Limited, whereby the company acquired 51% ownership of UPM. The company now owns 100% of UPM.

In conjunction with the company's partners in Madagascar, a comprehensive business plan is now being drafted outlining the corporate direction and development of the company's goals in Madagascar. These proposed activities include, the acquisition of further precious metals and mineral mining claims for exploration and development, further development and funding to increase production at the company's Benahy-Imaloto or Ampasimamitaka sapphire mine, further exploration of the company's other properties, such as Lovokadabo, the establishment of additional gold and gemstone buying offices in the main towns around the coast of Madagascar and the establishment of a new gemstone and jewellery website to market the company's anticipated production.

Clive de Larrabeiti, CEO and President of the company stated, "On our recent trip to Madagascar we were very successful in consolidating our holdings in this exciting country. We are extremely pleased to have the Madagascan partners join us in this endeavour and we expect their contribution to the advancement and corporate development of Mayfair Mining in Madagascar to be significant. I would especially like to thank Earl Young, a prominent member of our advisory board, for his considerable assistance in advancing the corporation's activities and holdings in Madagascar. We are looking forward to an exciting and potentially profitable business relationship in this country. This, in addition to our holdings in Zambia, where we are actively expanding our potential in gold and amethyst mining is an indication that Mayfair Mining is rapidly maturing in line with the founders and board of directors' vision."

On behalf of the Board of Directors,


Clive de Larrabeiti
CEO & President.

Contact in the UK:
Clive de Larrabeiti
+ 44 1444 487100
+44 7973 177973
info@mayfair-mining.com

In Germany:
Alex Holtermann
+49 174 344 7985



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SAFE HARBOR STATEMENT

This news release may include forward-looking statements within the meaning of
Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Act of 1934, as amended, with respect to achieving corporate objectives, developing additional project interests, the Company's analysis of opportunities in the acquisition and development of various mining project interests and certain other matters. These statements are made under the "Safe Harbour" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward looking statements contained herein. Forward-looking statements involve risks and uncertainties. Words such as "will," "anticipates," "believes," "plans," "goal," "expects," "future," "intends" and similar expressions are used to identify these forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in this press release. Such risks include, but are not limited to terrorist activities that may affect our business or the economy in general; lack of success in mining activities; the prices of metals and gemstones; lack of funds to conduct mining activities; increase in costs of production; changes in governments, laws, rules and regulations; and similar risks. For further information about the Company, please refer to its materials filed with the Securities and Exchange Commission and available on the SEC website at www.sec.gov